Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Dated September 30, 2020 Registration No. 333-222165 V E R I T E X Investor Presentation September 2020 Nasdaq: VBTX

Safe Harbor Forward-looking statements This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the impact of certain changes in Veritex Holdings, Inc.’s (“Veritex”) accounting policies, standards and interpretation, the effects of the COVID-19 pandemic and actions taken in response thereto, Veritex’s business and growth strategy, projected plans and objectives. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10- K for the year ended December 31, 2019 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue. This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from management's knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. While Veritex is not aware of any misstatements regarding the industry data presented in this presentation, Veritex's estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Veritex believes that its internal research is reliable, even though such research has not been verified by independent sources. Disclaimer This presentation is not an offer to sell securities and Veritex is not soliciting an offer to buy securities in any jurisdiction where such offer or sale is not permitted. Neither the SEC nor any state securities commission has approved or disapproved of the securities of Veritex or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as of the date hereof. Veritex has filed a registration statement (File No. 333-222165) (including a base prospectus) and a preliminary prospectus supplement dated September 30, 2020, with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this presentation relates. Before you invest in any securities, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents Veritex has filed with the SEC for more complete information about Veritex and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Veritex, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Keefe, Bruyette & Woods, Inc., toll-free at (800) 966-1559 or by emailing USCapitalMarkets@kbw.com. 2

Non-GAAP Financial Measures Veritex reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain supplemental non-GAAP financial measures used in managing its business provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to assess the Company’s operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Veritex’s results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • Tangible book value per common share; • Tangible common equity to tangible assets; • Returns on average tangible common equity; • Operating earnings; • Pre-tax, pre-provision operating earnings; • Operating return on average assets; • Operating pre-tax, pre-provision return on average assets; • Operating return on average tangible common equity; • Operating efficiency ratio; • Operating noninterest income • Operating noninterest expense; and • Adjusted net interest margin. Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP. 3

Preliminary Term Sheet Issuer Veritex Holdings, Inc. (Nasdaq: VBTX) Security Fixed-to-floating rate subordinated notes due 2030 Current Security Rating1 BBB- by Kroll Bond Rating Agency Offering Type SEC Registered Term 10-Year Optional Redemption Non-call for 5 years; callable on any interest payment date at par thereafter Special Redemption Upon the occurrence of certain special events Coupon Frequency Fixed rate for 5 years paid semi-annually; floating rate paid quarterly thereafter Covenants Consistent with regulatory requirements for Tier 2 Capital General corporate purposes, including the potential repayment of outstanding Use of Proceeds indebtedness and supporting capital levels at Veritex Community Bank Book-running Manager Keefe, Bruyette & Woods, A Stifel Company Co-Managers Stephens | Raymond James 4 1 A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdraw at any time by the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.

Franchise Overview and Investment Highlights

Franchise Overview Overview Company Highlights Financial data as of or for the three months ended June 30, 2020 • Headquartered in Dallas, Texas Listing Nasdaq: VBTX Total Branches 39 • Commenced banking operations in 2010; completed IPO in 2014 Market Data – As of September 24, 2020 • Focused on relationship-driven commercial and private banking across a variety of industries, predominantly in Texas Market Capitalization ($mm) $791 Price / Tangible Book Value per Share2 1.08x 1 Footprint Profitability ROAA 0.98% PTPP ROAA2 2.11% ROAE 8.36% Operating ROATCE2 12.90% Efficiency Ratio 46.02% Operating Efficiency Ratio2 45.74% Balance Sheet Total Assets ($mm) $8,588 Total Loans Held for Investment3 ($mm) $5,725 Total Deposits ($mm) $6,126 Asset Quality NCO / Average Loans 0.03% NPAs / Total Assets 0.62% ACL / Total Loans Held for Investment3 2.01% Consolidated Capital Ratios Common Equity / Assets 13.55% TCE / TA2 8.96% CET1 Ratio 9.66% Leverage Ratio 9.16% Tier 1 Capital Ratio 10.05% Total Capital Ratio 12.71% 1 One branch in Kentucky, not shown on the map. 6 2 Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 3 Total Loans Held for Investment excludes mortgage warehouse and Paycheck Protection Program (“PPP”) loans.

Investment Highlights • Experienced management team – 35 years average banking experience • Strong presence in Dallas and Houston – Texas is experiencing continued strong population inflow – population growth is nearly double the U.S. average – Significant growth opportunities within our footprint • Scarcity value – 3rd largest bank solely focused on major Texas MSAs • Excellent core earnings profile has supported significant reserve build – 2.11% PTPP ROAA1 and 2.01% ACL / Total Loans Held for Investment for the quarter ended June 30, 2020 • Strong capital levels2 – 9.66% common equity tier 1 ratio – 12.71% total risk-based capital ratio • Stable asset quality2 – 0.93% NPAs to loans and OREO – Net charge offs to average loans of 0.16% for the last 12 months – Recent deep dive into loan portfolio results in downgrades of 2.6% of total commitments – $321 million of COVID-related loan deferrals (5.6% of total loans held for investment3) as of September 16, 2020 • Steady balance sheet growth2 – Originated 2,116 PPP loans totaling $400.9 million, increasing total loans to $6.6 billion, or 22.8% annualized growth – Total loans held for investment3 grew 7.6% YoY – Non-time deposits increased $535.7 million, or 52.0% annualized, during the second quarter of 2020 – Non-time deposits grew 12.1% YoY • Track record of successfully integrating acquisitions 1 Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 7 2 Financial data as of June 30, 2020. 3 Total Loans Held for Investment excludes mortgage warehouse and PPP loans.

Experienced Management Team Malcolm Holland Angela Harper Chairman & Chief Executive Officer Chief Risk Officer • Over 35 years of banking experience in Dallas • 10 years at the Company metropolitan area; 10 years at the Company • Previously served as Credit Administration • Served in various analyst, lending and executive Officer and Risk Management Officer of Colonial management positions in Dallas area since 1982 Bank for its Texas region Terry Earley Jim Recer Chief Financial Officer Chief Banking Officer • Joined the Company in January 2019 • Joined the Company in June 2020 • Previously served as CFO of Green Bancorp, CFO • Over 30 years of banking experience of Yadkin Financial, and CEO of Rocky Mountain • Previously served EVP at Bank of America and Bank Senior EVP at BBVA / Compass LaVonda Renfro Cara McDaniel Chief Administrative Officer Chief Talent Officer • 10 years at the Company • Joined the Company in June 2020 • Previously served as Retail Executive of Colonial • Previously served as Head of HR and Talent Bank / BB&T and District Manager for Bank of Strategy at Texas Capital Bank and National America’s Austin and San Antonio markets Head of HR for Citi’s US Commercial Bank Clay Riebe Chief Credit Officer • 4 years at the Company • Previously served as Chief Lending Officer and Board Director of Momentum Bank, and various lending functions at Citibank. 8

Branch Presence in High Growth Texas Markets Dallas-Fort Worth-Arlington Houston-The Woodlands-Sugar Land Deposits in Deposit Deposits in Deposit Market Market Share Market Market Share Rank Institution Branches ($000) (%) Rank Institution Branches ($000) (%) 1 Bank of America Corp. (NC) 137 121,161,721 32.3 1 JPMorgan Chase & Co. (NY) 184 144,957,225 49.3 2 JPMorgan Chase & Co. (NY) 209 80,782,355 21.5 2 Wells Fargo & Co. (CA) 174 27,057,129 9.2 3 Texas Capital Bancshares Inc. (TX) 7 24,698,496 6.6 3 Bank of America Corp. (NC) 111 23,787,159 8.1 4 Wells Fargo & Co. (CA) 172 23,882,515 6.4 4 Zions Bancorp. NA (UT) 60 11,527,801 3.9 5 BBVA 92 12,692,284 3.4 5 BBVA 75 11,397,333 3.9 6 Cullen/Frost Bankers, Inc. (TX) 38 8,593,871 2.3 6 Cullen/Frost Bankers, Inc. (TX) 51 6,022,935 2.1 7 Prosperity Bancshares, Inc. (TX) 72 7,508,024 2.0 7 Cadence Bancorp. (TX) 11 5,741,639 2.0 8 NexBank Capital Inc. (TX) 3 7,313,473 2.0 8 Prosperity Bancshares, Inc. (TX) 58 5,635,177 1.9 9 Independent Bank Group Inc. (TX) 36 6,773,615 1.8 9 Woodforest Financial Group Inc. (TX) 105 5,349,523 1.8 10 Hilltop Holdings Inc. (TX) 20 6,477,033 1.7 10 Capital One Financial Corporation (VA) 32 5,269,907 1.8 11 Comerica Inc. (TX) 55 5,539,122 1.5 11 Allegiance Bancshares Inc. (TX) 27 4,568,351 1.6 12 BOK Financial Corp. (OK) 20 5,104,208 1.4 12 Comerica Inc. (TX) 48 3,457,262 1.2 13 Veritex Holdings Inc. (TX) 25 4,384,162 1.2 13 Texas Capital Bancshares Inc. (TX) 2 3,037,992 1.0 Total For Institutions In Market 1,619 374,952,494 14 CBTX Inc. (TX) 17 1,923,017 0.7 15 Truist Financial Corp. (NC) 21 1,870,728 0.6 16 BOK Financial Corp. (OK) 11 1,802,005 0.6 17 Veritex Holdings Inc. (TX) 13 1,693,990 0.6 Total For Institutions In Market 1,426 374,952,494 9 Source: S&P Global and FDIC Summary of Deposits. Data as of 6/30/2020.

Well Positioned in Attractive Texas Markets MSA • Despite the COVID-19 pandemic, Texas remains one of Deposits 2020-2025 Est. 2020-2025 Est. the more attractive states in the U.S. from a demographic ($ in billions) Pop. Growth HHI Growth (Top 25 Rank1) (Top 25 Rank1) (Top 25 Rank1) and commercial opportunity perspective: $294 7.6% 3.7% – Population growth expected to double U.S. Houston, TX (#9) (#2) (#25) average $375 7.5% 11.8% – Pro-business economic environment with no DFW (#5) (#3) (#9) personal or corporate income taxes and is the leading destination for companies relocating from Texas $972 6.8% 6.6% other states United States $13,712 2.9% 8.9% – There are 50 Fortune 500 companies Source: FDIC, S&P Global, 1Represents Houston and DFW’s rank amongst the top 25 largest headquartered in Texas, more than 1,500 foreign U.S. MSAs by population companies and 2.4 million small businesses – Texas is the #1 exporting state in the nation for DFW Employment Houston Employment the 18th consecutive year, exporting $331 billion in goods in 2019 Other Manufacturing Other – 14 million people are in the Texan workforce, 16% Trade, 8% 10% Trade, Manufacturing Transportation Transportation & representing the second largest civilian workforce 7% & Utilities Utilities 20% 20% in the U.S. Construction 10% Financing Professional Professional 8% – Houston is the largest export market in the U.S., Services Leisure & Services with a diverse economy Leisure & 16% Hospitality 16% Hospitality Edu. & 10% Edu. & 10% Health Health Govt. Govt. Svcs. Svcs. Source: Texas Office of the Governor (Economic Development and Tourism) 11% 13% 12% 13% Source: Texas Workforce Commission, Greater Houston Partnership. 10

Scarcity Value in Texas Metro Markets Includes all U.S. banks headquartered in Texas; sorted by total assets Indicates banks with less Total Texas Metro Deposits1 / than 75% of deposits in Assets Company Total Deposits major Texas MSAs Company Name Ticker ($mm) (%) 1 Comerica Incorporated CMA 84,397 15.0% 2 Cullen/Frost Bankers, Inc. CFR 39,378 87.4 3 Texas Capital Bancshares, Inc. TCBI 36,613 100.0 4 Prosperity Bancshares, Inc. PB 32,967 56.1 5 Cadence Bancorporation CADE 18,858 36.3 6 Independent Bank Group, Inc. IBTX 16,986 69.4 7 Hilltop Holdings Inc. - 16,934 73.0 8 International Bancshares Corporation IBOC 13,325 19.0 9 First Financial Bankshares, Inc. FFIN 10,340 30.1 10 Beal Financial Corporation - 10,059 24.8 11 Veritex Holdings, Inc. VBTX 8,588 98.9 12 Southside Bancshares, Inc. SBSI 7,330 24.6 13 Amarillo National Bancorp, Inc. - 6,717 0.9 14 Allegiance Bancshares, Inc. ABTX 5,837 96.7 15 Triumph Bancorp, Inc. TBK 5,617 41.2 16 Industry Bancshares, Inc. - 4,916 29.0 17 Broadway Bancshares, Inc. - 4,554 95.9 18 Happy Bancshares, Inc. - 4,549 9.1 19 ANB Corporation - 3,960 96.3 20 CBTX, Inc. - 3,902 58.4 Source: S&P Global and FDIC Summary of Deposits. Data as of 6/30/2020. 11 1 Texas metro markets includes Austin MSA, Dallas-Fort Worth MSA, Houston MSA, and San Antonio MSA.

Response to COVID-19 TOP 5 PRIORITIES Operational Response and Preparedness • Dispersion of critical operational processes (IT, Wire, Deposit Operations, HR, Digital Banking, Factoring, Branches, Branch . Protection of life/safety of people Operations, Loan operations, Information Security, Fraud, BSA). • Increased monitoring focused on higher risk operations, enhanced . Sustaining/supporting critical processes remote access security and further restricted internet access. • Enhanced security around wire transfer execution. . Communicate frequently and effectively • Flexible scheduling is being provided to those that are unable to work from home. . Support remote working success • Restructured loan approval process by eliminating Executive Loan Committee meetings using already in place approval limits. . Provide seamless service to clients • Implemented a Small Business Administration (“SBA”) module to enable SBA team to offer PPP loans to small business clients. DFW • 308, or 57%, of Veritex employees are working remotely Cases: 110,964 Deaths: 1,573 COVID Response Expenses as of June 30, 2020 Texas Cases: 617,333 3% Deaths: 12,681 33% $1.2 mm COVID exp. Houston 64% Cases: 115,331 Deaths: 2,333 CRA Donations Compensation Other 12 Source: Texas Department of State Health Services as of 9/1/2020.

Steady Balance Sheet Growth Total Assets ($000) Total Loans ($000) Closed the acquisition of Green $6,596 Bancorp, Inc. in 2019; $8,588 Green Bancorp, Inc. $5,935 PPP Loans $7,955 ($399mm) Green Bancorp, Inc. had $4.6bn had $3.3bn at close assets at close $2,557 $2,946 $3,209 $2,234 $1,409 $997 2016 2017 2018 2019 2020Q2 2016 2017 2018 2019 2020Q2 Total Deposits ($000) Total Equity ($000) $6,126 Green Bancorp, Inc. $5,894 $1,191 $1,164 had $3.5bn at close $2,622 $531 $2,279 $489 $1,120 $239 2016 2017 2018 2019 2020Q2 2016 2017 2018 2019 2020Q2 13

Profitability Performance Return on Average Assets1 Pre-tax, Pre-provision Return on Average Assets1 1.56% 1.45% 2.24% 2.02% 2.07% 1.06% 1.03% 1.77% 1.81% 1.26% 2.03% 1.14% 1.06% 0.68% 1.81% 1.77% 1.73% 0.76% 1.68% 0.61% 2016 2017 2018 2019 2Q20 YTD 2016 2017 2018 2019 2Q20 YTD ROAA Operating ROAA PTPP ROAA Operating PTPP ROAA Net Interest Margin Efficiency Ratio1 4.10% 55.61% 56.24% 56.41% 3.97% 54.92% 3.77% 3.72% 55.61% 46.76% 52.70% 3.48% 49.60% 46.62% 43.80% 2016 2017 2018 2019 2Q20 YTD 2016 2017 2018 2019 2Q20 YTD Net Interest Margin Efficiency Ratio Operating Efficiency Ratio 14 1 Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

Asset Quality Remains Stable NPAs / Total Loans + OREO Past Due1 Trends % of Total Loans2 ($ in millions) 1.00% 0.88% 0.93% 0.70% 0.90% 0.75% 0.60% 0.80% 0.69% 0.52% 0.70% 0.46% 0.50% 0.43% 0.60% 0.40% 0.36% 0.50% $51.4 $53.3 0.31% $43.3 0.40% 0.30% $39.4 0.30% 0.26% 0.30% 0.17% 0.20% 0.14% 0.15% $17.0 0.20% 0.10% 0.08% 0.08% 0.10% 0.06% 0.10% 0.05% 0.04% 0.00% 0.00% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 30-59 Past Due 60-89 Past Due 90+ Past Due NPAs NPAs/Total Loans + OREO Net Charge-off Trends 0.18% 0.14% 0.15% 0.12% $8,143 0.09% 0.06% 0.03% 0.03% 0.05% $1,790 0.00% $226 0.00% 0.00% 0.00% ($98) ($236) -0.03% 2Q19 3Q19 4Q19 1Q20 2Q20 Net Charge-offs Net Charge-off / Avg. Loans Net Charge-offs, excluding Energy / Avg. Loans Note I: During the third quarter due to the current economic environment, we continued to experience negative migration of credits. Note II: Data as of June 30, 2020. 15 1 Past due loans exclude purchased credit deteriorated loans that are accounted for on a pooled basis and non-accrual loans. 2 Total loans excludes Loans Held for Sale, Mortgage Warehouse and PPP loans.

Loan Portfolio and Asset Quality

Loan Portfolio by Loan Type As of June 30, 2020 PPP Multifamily 6% NOO CRE Mortgage 6% Warehouse 28% Select Loan Category Details 7% ($ in millions) Total Average NPL / Loan Type Outstanding Unfunded Commitment Loan Loans 1-4 Family NOO CRE $1,847.5 $127.5 $1,975.0 $2.8 1.10% Residential 8% 1 C&I 1,555.3 685.3 2,240.6 0.4 1.12 $6.6 Billion OO CRE 723.8 20.5 744.3 0.9 0.51 Construction 566.5 630.9 1,197.4 1.7 0.13 Multifamily 388.4 10.1 398.5 5.3 0.00 9% Total $5,081.5 $1,474.3 $6,555.8 0.80% Construction and Land 24% 12% C&I OO CRE 17 1 Total loans excludes $28.0 million of Loans Held for Sale as of June 30, 2020.

Pandemic Portfolio Overview Timing • Review performed during June 2020 • All relationships above $2 million that one or more of the following applies: – High Risk Industry (retail CRE, hospitality, restaurant, senior housing, healthcare, leveraged Phase 1 Scope lending, or energy) – Received a round 1 deferment – Received a PPP loan Phase 2 Scope • All relationships above $20 million in commitments Penetration • Phase 1 and Phase 2 targeted review covered $4.9 billion, or 55.2%, of total commitments • $203.2mm, or 2.3%, of the total commitments were downgraded to Special Mention – $126.1 million, or 1.4%, in the Hospitality portfolio – $25.4 million, or 0.3%, in the Retail CRE portfolio • $31.0mm, or 0.3%, of the total commitments were downgraded to Substandard Results – $3.8 million, or 0.04%, in the Hospitality portfolio – $17 million, or 0.2%, relates to a student housing property that is underperforming due to COVID issues – $10 million, or 0.1%, downgrade is related to a fuel jobber/C-Store operator who is demonstrating poor operating performance • Reviews will be conducted quarterly as real time data is collected on borrowers performance in the Next Steps portfolio 18

Loan Deferment Program Update Round 1: The Loan Deferment Program addresses the significant payment challenges faced by our customers caused by the COVID-19 virus. Initially 90-day deferral of principal and/or interest Round 2: The second round of the Loan Deferment Program takes a deeper dive into the reasons for the additional deferment request, the actual financial performance of the borrower and the actions being taken by the borrower outside of the deferment request. Extended 90- day deferral of principal and/or interest Loan Deferrals as of 7/24/2020 Loan Deferrals as of 9/16/2020 CRE Retail CRE Other Other Other Loans 6% CRE Office 7% Loans 8% 8% 11% CRE Retail CRE Other 28% 13% CRE Multifamily 6% C&I 14% 73% C&I 10% CRE Hospitality CRE Office CRE Hospitality 49% 18% 17% CRE Multifamily 5% Deferrals / Loans HFI1 Deferrals / Loans HFI1 20.9% 5.6% $ of Total Remaining Deferrals $ of Total Remaining Deferrals Loan Type Balance ($mm) % of Deferrals Loan Type Balance ($mm) % of Deferrals % Decline CRE Retail $338.5 28.2% CRE Retail $18.9 5.9% (94.4%) CRE Office 201.9 16.8 CRE Office 25.7 8.0 (87.3) CRE Multifamily 63.1 5.3 CRE Multifamily 18.3 5.7 (70.9) CRE Hospitality 215.6 18.0 CRE Hospitality 156.5 48.7 (27.4) C&I 164.4 13.7 C&I 32.3 10.1 (80.3) CRE Other 83.7 7.0 CRE Other 43.9 13.7 (47.6) Other Loans 131.6 11.0 Other Loans 25.6 8.0 (80.5) Total $1,198.8 100.0% Total $321.2 100.0% (73.2%) 19 1 Total Loans Held for Investment excludes mortgage warehouse and PPP loans.

Taking Care of Clients and Communities Paycheck Protection Program (“PPP”) • As an SBA preferred lender, Veritex is participating in the CARES Act PPP loan program • Elected the fair value option to account for PPP loans for reporting purposes • Total gross fees recognized in second quarter of 2020 approximated $12.5 million • Effective yield on PPP loans was 1% in accordance with program guidelines As of June 30, 2020 ($ in millions) # of Loans $ of Loans PPP Loans Funded 2,116 $ 400.9 million Fair Value Adj. (priced at 99.5%)1 2,116 ($ 2.0 million) PPP Loans at Fair Value 2,116 $ 398.9 million Average loan approximately $189 thousand; Weighted average fee – 3.13% Loan PPP by Sector Origination Total Funded # of Loans SBA Fee % $ Fee ($ in thousands) ($ in millions) Government Pool 2% Commodities 4% < 150,000 $ 71,494 1,580 5.00% $ 3.6 Financial Services 6% $150,001 - $ 68,651 301 5.00% $ 3.4 Services 57% $350,000 Distribution 8% $350,000 - $ 146,443 205 3.00% $ 4.4 $2,000,000 Manufacturing > $2,000,000 $ 114,366 30 1.00% $ 1.1 9% TOTAL $ 400,954 2,116 $ 12.5 Real Estate 14% 20 1 Fair value price was based on a level 2 broker quote.

COVID-Impacted Industries As of June 30, 2020 Hospitality $362,540 $ Avg. Loan ($ in millions) # $ Outstanding Commitment Amount Term 82 $ 341.4 $ 335.9 $ 4.1 In-Process 5 $ 65.4 $ 6.6 $ 1.3 Construction $156,518 SBA / USDA 45 $ 20.1 $ 20.1 $ 0.5 43.2% $126,102 Total 132 $ 426.9 $ 362.6 $ 2.7 Total Hospitality Portolfio 34.7% % of Total 6.3% 2 Loans1 Total Remaining Deferrals • 34% Top Tier Hotels (Marriott, Hilton, Starwood, Hyatt) / 42% Q2 Downgrades to Criticized National Economy Hotels (Intercontinental, Wyndham, Best $0 Past Due / Non-Accruals Western) / 19% Luxury Boutique / 5% No Flag • Weighted average LTV of 61% on total outstanding • Approximately 35% of the hospitality book was downgraded to a Criticized Risk Rating in Q2. • Approximately 82% of exposure is located within the State of • Review of our top 25 exposures revealed that revenue increased Texas 103% from May to June and average occupancy increased 18% for • No hotel loans were non-performing as of June 30, 2020 the same period. nd • 2 relationship managers oversee overwhelming majority of this • 2 Round deferments are expected to be approximately 60% of portfolio. They are very experienced in this industry specifically. Round 1 totals. 21 1 Total loans excludes loans held for sale, mortgage warehouse and PPP loans. 2 Loan deferral balance as of September 16, 2020. Deferrals as a percentage of Hospitality loans based on loan balance as of June 30, 2020.

COVID-Impacted Industries As of June 30, 2020 Retail CRE $ Avg. Loan ($ in millions) # $ Outstanding Commitment Amount $462,754 NOOCRE Retail 188 $ 411.6 $ 392.1 $ 2.1 Construction 22 $ 139.2 $ 70.7 $ 3.2 Retail Total 210 $ 550.8 $ 462.8 $ 2.2 % of Total 8.1% Loans1 • Weighted average LTV of 55.2% on total outstanding • Approximately 6.9% of outstanding exposure are Criticized assets Total Retail CRE Portolfio $18,864 • 7 borrowers with loans in excess of $10 million with an 4.1% Total Remaining Deferrals2 $25,418 average LTV of 62% 5.5% Q2 Downgrades to Criticized • Approximately 95% of outstanding exposure is located in $4,856 Past Due / Non-Accrual the Bank’s primary market of Texas • 0.32% of retail loans were non-performing as of June 30, 2020. This was a single loan that resolved as of July 7, 2020 22 1 Total loans excludes loans held for sale, mortgage warehouse and PPP loans. 2 Loan deferral balance as of September 16, 2020. Deferrals as a percentage of Retail CRE loans based on loan balance as of June 30, 2020.

COVID-Impacted Industries As of June 30, 2020 Restaurant $120,652 $ Avg. Loan ($ in millions) # $ Outstanding Commitment Amount Term 103 $ 116.1 $ 97.6 $ 1.0 In-Process 4 $ 4.8 $ 3.9 $ 1.0 Construction SBA / USDA 45 $ 19.2 $ 19.1 $ 0.4 Total 152 $ 140.1 $ 120.6 $ 0.8 % of Total 2.1% Loans1 $8,548 Total Restaurant Portolfio 7.1% Total Remaining Deferments2 • Quick Service / Full Service 62% 38% $4,822 Past Due / Non-Accrual • A total of 80% of the portfolio is secured by real estate assets with an average $3,173 LTV of 60% Q2 Downgrades to Criticized • Approximately 83% of exposure is located within the State of Texas • 2.03% of restaurant loans were non-performing as of June 30, 2020 • The largest CRE exposure in this book, approximately $21 million, has not requested a Round 2 deferment and has resumed making scheduled payments • 6 borrowers (11 loans) account for approximately $42 million, or 36%, of the • Past due / Non-accrual loans are primarily in government guaranteed loans that outstanding balance. All but one of these loans are secured by CRE. The one not were problem assets prior to the COVID secured by CRE is one of the most prominent chains in DFW. 23 1 Total loans excludes loans held for sale, mortgage warehouse and PPP loans. 2 Loan deferral balance as of September 16, 2020. Deferrals as a percentage of Restaurant loans based on loan balance as of June 30, 2020.

COVID-Impacted Industries – Summary $5,725,414 As of June 30, 2020 The following portfolios are considered to be COVID- Impacted Industries: › Retail CRE › Hospitality › Restaurants › Senior Housing › Healthcare › Leveraged Lending › Energy $462,754 1 19.2% / TL Total Loans ("TL") $362,540 Retail CRE (8.1% / TL) 19.2% of total loans are in a COVID-Impacted Industry $120,652 Hospitality (6.3% / TL) $65,546 Restaurant (2.1% / TL) Senior Housing (1.1% / TL) $44,550 $29,007 Healthcare (0.8% / TL) Leveraged Lending (0.5% / TL) $14,841 Energy (0.4% / TL) 24 1 Total loans excludes loans held for sale, mortgage warehouse and PPP loans.

Credit Policy & Culture • Veritex Community Bank (the “Bank”) has a history of maintaining credit standards that produce excellent credit metrics while providing the production staff with reasonable offerings to grow the loan book • The credit culture is founded on the idea that the more eyes are on a transaction, the better decisions we make • Credit decision making is managed through individual Credit Officer sign-off, Joint Credit Officer sign-off or through Executive Loan Committee (“ELC”). • ELC makes all credit decisions exceeding $15 million if newly originated or $15 million if being renewed. The ELC consists of senior executives on the credit and production sides of the Bank. All loans submitted for approval have a Credit Officer sponsor as well as a Lending Officer as a sponsor to provide support. • Credit Officers have been delegated decision making authority to decide on credit for relationships up to $5 million for new credit or $10 million for renewals when joined by another Credit Officer. Credit Officers have authority up to $3 million for new credit and $5 million for new credits on an individual basis. • Delegated lending authority exists in the field with our Market Presidents up to $1 million (total relationship) to allow for small transactions to be generated in a responsive manner for our community bank customers. • The Bank’s Directors Loan Committee serves in an oversight function, reviewing pertinent credit metrics, individual transactions originated, policy related matters and Reg O loans as required. 25

Profitability, Funding, and Liquidity

Net Interest Income $ in millions • Net interest income of $65.8 million, down slightly from $70.9 1Q20 $71.4 $69.9 $67.4 $65.8 • Net interest margin of 3.31%, down 36 bps compared to 1Q20 • Drivers of NIM decrease are as follows:  12 bps of the decline is due to lower interest rates 4.00% 3.90% 3.81%  9 bps of the decline is due to the impact of PPP 3.67% 3.31% lending with a 1% yield  6 bps of the decline is due to lower purchase 3.69% 3.60% 3.47% 3.39% accounting adjustments 3.13%  Remaining decline is primarily due to an unfavorable mix shift • Loan yields decreased 64 bps mainly driven by 83 bps decline in 1 Mo Libor during Q2 and a flattening yield curve 2Q19 3Q19 4Q19 1Q20 2Q20 • Costs of interest bearing deposits decreased 55 bps due to Net Interest Income repricing efforts in a lower rate environment NIM Adjusted NIM (Excludes All Purchase Accounting)1, 2 • Strong growth in in non-time deposits at lower rates helped offset the decline in loan yields 1 Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 2 Purchase accounting adjustments are primarily comprised of loan accretion and deposit premium amortization of $3.1 million and $263 thousand, respectively, in 2Q20, $4.4 million and 27 $423 thousand, respectively, in 1Q20, $5.6 million and $740 thousand, respectively, in 4Q19, $4.2 million and $1.2 million, respectively, in 3Q19 and $3.6 million and $1.9 million, respectively, in 2Q19.

Noninterest Income/Expense (Operating) ($ in thousands) ($ in thousands) Operating Noninterest Income1 Composition Operating Noninterest Expense1 Composition $38,500 $18,411 $35,366 $35,545 $34,106 $33,595 $7,750 $6,940 $7,510 $2,897 $7,100 $6,559 $1,245 $2,696 $2,696 $2,696 $2,719 $2,712 $2,796 $2,615 $2,196 $2,814 $2,750 $3,994 $11,006 $4,198 $4,273 $4,014 $4,044 $8,430 $7,570 $1,443 $7,247 $6,676 $842 $138 $2,179 $81 $143 $20,019 $2,252 $1,921 $18,917 $18,870 $1,932 $142 $308 $17,459 $17,530 $845 $1,240 $3,667 $3,728 $3,642 $3,422 $2,960 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Other Salaries and employee benefits Occupany and equipment Government guaranteed loan income, net Professional and regulatory fees Includes $1.1 million in Gain on sale of mortgage loans Amortization of intangibles Loan fees COVID related expenses problem loan expenses, up Service charges and fees on deposit accounts Other from $159 thousand in 1Q20 28 1 Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

CECL – Continuing Reserve Build June 30, 2020 January 1, 2020 March 31, 2020 June 30, 2020 Reserve % per ($ in thousands) Portfolio Pooled Loans, ex. Mortgage Warehouse ("MW") and PPP Commercial $ 19,102 $ 24,814 $ 23,370 1.55% CRE 17,351 28,619 38,590 1.55% Multifamily 2,593 4,900 6,429 1.63% Construction and Land 3,180 6,172 9,084 1.49% 1-4 Family Residential 5,094 7,583 10,217 1.95% Consumer 338 323 311 2.13% Total $ 47,658 $ 72,411 $ 88,001 1.59% Specific Reserves $ 1,602 $ 5,921 $ 5,713 13.60% PCD Reserves $ 19,711 $ 22,651 $ 21,651 14.80% Allowance for Credit Loss ("ACL"), ex. MW and PPP $ 68,971 $ 100,983 $ 115,365 ACL / Total Loans Held for Investment, ex. MW and PPP 1.23% 1.73% 2.01% ACL / Total Loans Held for Investment 1.16% 1.62% 1.76% Reserve for Unfunded Expected to Fund $ 1,718 $ 5,599 $ 8,398 Net Charge-offs $ 236 $ (1,554) CECL Modeling Assumptions ($ in thousands) $200,000 Reserves / NPLs › Moody’s Texas unemployment and year-over-year % change in Texas 253% GDP utilized in model 232% $150,000 206% › Forecasts feature significant recessionary estimates followed by slow $115,365 improvement $100,983 $100,000 › Texas Unemployment increases from 8.2% 3Q20 to 8.45% $68,971 2Q21 $43,600 $45,615 $50,000 $33,439 › % YOY change in Texas GDP bottoms out (7.1%) in 3Q20 recovering to 7.4% by 2Q21 › Continued elevated qualitative reserves equating to a ending ACL $- mirroring Moody’s stressed W shape economic recovery 4Q19 1Q20 2Q20 29 ACL NPLs ACL / NPLs

Deposits – Record Growth & Improving Mix Deposit Composition as of June 30, 2020 • Non-time deposits increased $535.7 million, or 52.0% ($ in millions) annualized, during the second quarter of 2020 compared to the first quarter of 2020 Jumbo Time Deposits $1,130.0 18.4% Demand Deposits • Noninterest-bearing deposits totaled $1.9 billion, or 31.2% of $1,907.7 total deposits, as of June 30, 2020 31.2% Retail Time • Loan to deposit ratio of 93.5% excluding mortgage warehouse Deposits $373.7 and PPP loans, at June 30, 2020 6.1% • Reliance on time deposits decreased from 33% in 2Q19 to 25% in 2Q20 NOW Accounts $343.6 Money Market 5.6% & Savings $2,370.5 38.7% Cost of Total Deposits CD Maturity Table as of June 30, 2020 1.29% Balance ($000) WA Rate 1.09% 3Q20 431,576 1.41% 1.02% 4Q20 282,475 1.68% 1Q21 235,424 1.61% 2Q21 271,539 1.20% 0.63% 0.59% 0.50% 3Q21 79,820 1.83% 4Q21 69,107 1.69% Q122 58,278 1.73% 2Q22+ 75,482 1.87% Total 1,503,701 1.52% 2016 2017 2018 2019 1Q20 2Q20 $1.2 billion, or ~81%, of time deposits maturing Core by 2Q21 with weighted average rate of 1.46% Deposit % 89.7% 81.6% 85.0% 79.1% 78.2% 81.6% 30 Note: Core deposits defined as total deposits less time deposit accounts with balances over $100,000, foreign deposits and unclassified objects.

Robust and Stable Liquidity Debt Securities Portfolio as of June 30, 2020 Ratings Profile ABS S&P Moody's 5% AAA 75.2% Aaa 66.8% MUN AA 0.7% Aa1 0.5% 13% MBS COR Portfolio Highlights as of June 30, 2020 27% 14% Wtd. Avg. Tax Equivalent Yield 2.88% % Available-for-Sale 97.0% CMO Avg. Life 5.8 yrs 41% Modified Duration 4.1 yrs $ in millions Available for Sale Portfolio Breakout as of June 30, 2020 Primary & Secondary Liquidity Sources Cash and Cash Equivalents $ 160,306 ($ in thousands) Market Net Unrealized Unpledged Investment Securities 1,025,743 Security Type Book Value Value Gain Corporate $ 150,923 $ 151,329 $ 406 FHLB Borrowing Availability 311,464 Municipal 114,789 122,324 7,535 Unsecured Lines of Credit 175,000 Mortgage-Backed Security 271,680 289,444 17,764 Funds Available through Fed Discount 620,503 Collateralized Mortgage Obligation 433,532 457,026 23,494 Window Asset Backed Securities 56,531 59,947 3,416 Available Paycheck Protection $ 1,027,455 $ 1,080,070 $ 52,615 Program Liquidity Facility (“PPPLF”) $ 400,954 from FRB Total as of June 30, 2020 $ 2,693,970 31

Interest Rate Risk Profile The following table summarizes a simulated change in net interest income and fair value of equity over a 12-month horizon as of June 30, 2020: As of June 30, 2020 Change in interest % Change in % Change in Rates (Basis Points) Net Interest Income Fair Value of Equity +300 16.11% 17.78% +200 10.28 12.94 +100 4.65 7.14 Base - - -100 (2.74) (7.14) 32

Capital Remains Strong and Continues to Build ($000) 3/31/2020 6/30/2020 Change ($) Basel III Standardized1 CET1 Capital $701,401 $726,006 $24,605 Tier 1 Capital 730,461 755,121 24,660 Total Capital 918,866 955,220 36,354 Consolidated Capital Ratios as of June 30, 2020 Standalone Pro Forma for $100 million subordinated debt raise2 14.01% 12.71% 9.66% 9.66% 10.05% 10.05% 9.16% 9.05% CET1 Leverage Ratio3 Tier 1 Ratio Total Capital Ratio 1 Estimated capital measures inclusive of CECL capital transition provisions as of 6/30/2020. 33 2 Assumes $100 million subordinated debt raise, 0% risk-weighting on net proceeds, 1.50% gross spread, and $400,000 of other expenses for illustrative purposes. 3 Total assets includes PPP loans that we did not utilize the PPPLF to fund.

Appendix

Double Leverage & Interest Coverage Pro Forma1 ($000) 2016 2017 2018 2019 Q2 2020 Q2 2020 Investment in subsidiaries $ 148,921 $ 459,655 $ 506,902 $ 1,289,654 $ 1,287,453 $ 1,372,053 Consolidated equity 239,088 488,929 530,638 1,190,797 1,163,749 1,163,749 Double leverage ratio 62% 94% 96% 108% 111% 118% Interest Coverage Earnings: Income from continuing operations before taxes $ 19,018 $ 28,181 $ 50,237 $ 115,860 $ 28,015 $ 26,890 (+) Interest on FHLB Advances - 531 1,701 9,984 2,801 2,801 (+) Interest on Existing Subordinated Debentures 652 635 1,031 4,675 1,798 1,798 (+) Interest Attributable to $100MM Subordinated Debenture Raise1,2 - - - - - 1,125 Earnings available to cover interest on other borrowings (net of deposit interest expense) 19,670 29,347 52,969 130,519 32,614 32,614 A (+) Interest on deposits 4,988 9,878 27,313 79,030 8,986 8,986 Earnings available to cover interest on deposits and other borrowings $ 24,658 $ 39,225 $ 80,282 $ 209,549 $ 41,600 $ 41,600 B Interest Expense: Interest on FHLB Advances $ - $ 531 $ 1,701 $ 9,984 $ 2,801 $ 2,801 Interest on Existing Subordinated Debentures 652 635 1,031 4,675 1,798 1,798 Interest Attributable to $100MM Subordinated Debenture Raise1,2 - - - - - 1,125 Interest expense on other borrowings (excluding interest on deposits) 652 1,166 2,732 14,659 4,599 5,724 C Interest on deposits 4,988 9,878 27,313 79,030 8,986 8,986 Interest expense, including interest on deposits $ 5,640 $ 11,044 $ 30,045 $ 93,689 $ 13,585 $ 14,710 D Interest coverage on other borrowings (excluding deposit interest expense) - A / C 30.2x 25.2x 19.4x 8.9x 7.1x 5.7x Interest coverage deposits and other borrowings - B / D 4.4x 3.6x 2.7x 2.2x 3.1x 2.8x Note: Existing subordinated debentures includes subordinated debt and junior subordinated debentures. 1 Assumes $100 million subordinated debt raise, three years of interest coverage held at the holding company (the remaining net proceeds are downstreamed to the Bank), 1.50% gross 35 spread, and $400,000 of other expenses for illustrative purposes. 2 Assumes 4.50% coupon rate for illustrative purposes.

Historical Financial Performance Year Ended December 31, Quarter Ended 2016 2017 2018 2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 Balance Sheet Total Assets ($mm) $1,409 $2,946 $3,209 $7,955 $7,963 $7,955 $8,532 $8,588 Net Loans ($mm) 989 2,222 2,537 5,905 5,872 5,905 6,139 6,480 Deposits ($mm) 1,120 2,279 2,622 5,894 5,878 5,894 5,800 6,126 Gross Loans / Deposits 88.6% 98.0% 97.4% 100.5% 100.2% 100.5% 107.3% 107.2% Capital Total Equity ($mm) $239 $489 $531 $1,191 $1,206 $1,191 $1,149 $1,164 Tangible Common Equity / Tangible Assets1 15.23% 11.12% 11.78% 10.01% 10.17% 10.01% 8.81% 8.96% Tier 1 Leverage Ratio 16.82% 12.92% 12.04% 10.17% 10.33% 10.17% 9.49% 9.16% Tier 1 Risk-Based Capital Ratio 20.72% 12.48% 12.18% 11.02% 11.26% 11.02% 9.92% 10.05% Total Risk-Based Capital Ratio 22.02% 13.16% 12.98% 13.10% 12.26% 13.10% 12.48% 12.71% CRE / Total Risk-Based Capital 177% 286% 294% 298% 394% 376% 383% 379% Earnings and Profitability Net Income ($mm) $12.55 $15.15 $39.34 $90.74 $27.41 $29.05 $4.13 $24.03 Operating Earnings ($mm)1 - $16.90 $42.25 $123.84 $28.63 $30.29 $4.13 $21.19 ROAA 1.06% 0.76% 1.26% 1.14% 1.37% 1.44% 0.20% 1.11% ROATCE 11.23% 6.27% 12.89% 13.02% 15.15% 16.22% 3.27% 14.49% Net Interest Margin 3.72% 3.77% 4.10% 3.97% 3.90% 3.81% 3.67% 3.31% Efficiency Ratio 55.61% 56.24% 54.92% 56.41% 43.67% 47.12% 47.61% 46.02% Asset Quality NPLs / Loans 0.16% 0.05% 1.00% 0.51% 0.18% 0.51% 0.65% 0.68% NPAs2 / Assets 0.11% 0.03% 0.77% 0.45% 0.19% 0.45% 0.55% 0.60% Reserves / Loans 0.85% 0.57% 0.75% 0.50% 0.44% 0.50% 1.62% 1.75% NCOs / Average Loans 0.03% 0.06% 0.01% 0.19% 0.55% -0.01% -0.02% 0.11% Yield and Cost Yield on Loans 4.83% 5.12% 5.64% 5.79% 5.83% 5.61% 5.24% 4.40% Yield on Earning Assets 4.23% 4.39% 5.17% 5.27% 5.26% 5.00% 4.74% 3.99% Cost of Interest-Bearing Deposits 0.72% 0.86% 1.45% 1.70% 1.79% 1.59% 1.39% 0.84% Cost of Interest-Bearing Liabilities 0.76% 0.91% 1.51% 1.79% 1.86% 1.65% 1.47% 0.97% 36 1 Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 2 Excludes restructured loans.

Reconciliation of Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures For the Years Ended For the Three Months Ended ($ in thousands, except for per share data) Dec 31, 2016 Dec 31, 2017 Dec 31, 2018 Dec 31, 2019 June 30, 2019 Sep 30, 2019 Dec 31, 2019 Mar 31, 2020 June 30, 2020 Tangible Common Equity Total Stockholders' Equity $ 239,088 $ 488,929 $ 530,638 $ 1,190,797 $ 1,205,293 $ 1,205,530 $ 1,190,797 $ 1,149,269 $ 1,163,749 Adjustments: Goodwill (26,865) (159,452) (161,447) (370,840) (370,221) (370,463) (370,840) (370,840) (370,840) Core Deposit Intangibles (2,181) (22,165) (11,675) (67,563) (72,465) (70,014) (67,563) (65,112) (62,661) Tangible Common Equity $ 210,042 $ 307,312 $ 357,516 $ 752,394 $ 762,607 $ 765,053 $ 752,394 $ 713,317 $ 730,248 Common Shares Outstanding 15,195 24,110 24,254 51,064 53,457 52,373 51,064 49,557 49,633 Book Value per Common Share $ 15.73 $ 20.28 $ 21.88 $ 23.32 $ 22.55 $ 23.02 $ 23.32 $ 23.19 $ 23.45 Tangible Book Value per Common Share $ 13.82 $ 12.75 $ 14.74 $ 14.73 $ 14.27 $ 14.61 $ 14.73 $ 14.39 $ 14.71 Tangible Common Equity Total Stockholders' Equity $ 239,088 $ 488,929 $ 530,638 $ 1,190,797 $ 1,205,293 $ 1,205,530 $ 1,190,797 $ 1,149,269 $ 1,163,749 Adjustments: Goodwill (26,865) (159,452) (161,447) (370,840) (370,221) (370,463) (370,840) (370,840) (370,840) Core Deposit Intangibles (2,181) (22,165) (11,675) (67,563) (72,465) (70,014) (67,563) (65,112) (62,661) Tangible Common Equity $ 210,042 $ 307,312 $ 357,516 $ 752,394 $ 762,607 $ 765,053 $ 752,394 $ 713,317 $ 730,248 Tangible Assets Total Assets $ 1,408,507 $ 2,945,583 $ 3,208,550 $ 7,954,937 $ 8,010,106 $ 7,962,883 $ 7,954,937 $ 8,531,624 $ 8,587,858 Adjustments: Goodwill (26,865) (159,452) (161,447) (370,840) (370,221) (370,463) (370,840) (370,840) (370,840) Core Deposit Intangibles (2,181) (22,165) (11,675) (67,563) (72,465) (70,014) (67,563) (65,112) (62,661) Tangible Assets $ 1,379,461 $ 2,763,966 $ 3,035,428 $ 7,516,534 $ 7,567,420 $ 7,522,406 $ 7,516,534 $ 8,095,672 $ 8,154,357 Tangible Common Equity to Tangible Assets 15.23% 11.12% 11.78% 10.01% 10.08% 10.17% 10.01% 8.81% 8.96% 38

Reconciliation of Non-GAAP Financial Measures For the Years Ended For the Three Months Ended ($ in thousands) Dec 31, 2016 Dec 31, 2017 Dec 31, 2018 Dec 31, 2019 June 30, 2019 Sep 30, 2019 Dec 31, 2019 Mar 31, 2020 June 30, 2020 Net Income Available for Common Stockholders Adjusted for Amortization of Core Deposit Intangibles Net Income $ 12,551 $ 15,152 $ 39,341 $ 90,739 $ 26,876 $ 27,405 $ 29,051 $ 4,134 $ 24,028 Adjustments: Plus: Amortization of Core Deposit Intangibles 595 1,270 4,060 9,830 2,451 2,451 2,451 2,451 2,451 Less: Tax Benefit at the Statutory Rate 445 859 2,065 515 515 515 515 515 Net Income Available for Common Stockholders Adjusted for Amortization of Core Deposit Intangibles $ 13,146 $ 15,977 $ 42,542 $ 98,504 $ 28,812 $ 29,341 $ 30,987 $ 6,070 $ 25,964 Average Tangible Common Equity Total Stockholders' Equity $ 142,580 $ 332,935 $ 509,018 $ 1,198,873 $ 1,200,632 $ 1,210,147 $ 1,197,191 $ 1,183,116 $ 1,155,798 Adjustments: Average Goodwill (26,865) (73,656) (160,907) (369,441) (369,255) (370,224) (370,463) (370,840) (370,840) Average Core Deposit Intangibles (1,753) (5,311) (18,005) (72,692) (73,875) (71,355) (68,913) (66,439) (64,151) Average Tangible Common Equity $ 113,962 $ 253,968 $ 330,106 $ 756,740 $ 757,502 $ 768,568 $ 757,815 $ 745,837 $ 720,807 Return on Average Tangible Common Equity (Annualized) 11.24% 6.27% 12.89% 13.02% 15.26% 15.15% 16.22% 3.27% 14.49% 39

Reconciliation of Non-GAAP Financial Measures For the Years Ended For the Three Months Ended ($ in thousands, except for per share data) Dec 31, 2016 Dec 31, 2017 Dec 31, 2018 Dec 31, 2019 June 30, 2019 Sep 30, 2019 Dec 31, 2019 Mar 31, 2020 Operating Earnings Net Income $ 12,551 $ 15,152 $ 39,341 $ 90,739 $ 26,876 $ 27,405 $ 29,051 $ 4,134 Plus: (Gain) Loss on Sale of Securities Available for Sale, net - - 42 1,852 642 - 438 - Plus: Loss on Sale of Disposed Branch Assets1 - - (388) 359 359 - - - Plus: FHLB Pre-Payment Fees - - - - - - - - Plus: Lease Exit Costs, net2 - - 1,071 - - - - - Plus: Branch Closure Expenses - - 172 - - - - - Plus: One-time Issuance of Shares to All Employees - - 421 - - - - - Plus: Merger and Acquisition Expenses - 2,691 5,220 38,601 5,431 1,035 918 - Operating Pre-Tax Income 12,551 17,843 45,879 131,551 33,308 28,440 30,407 4,134 Less: Tax Impact of Adjustments - 942 633 8,262 1,351 217 (23) - Plus: Tax Act Re-measurement - - 5 - - - - - Plus: Other M&A Tax Items3 - - - 1,512 277 406 829 - Plus: Discrete Tax Adjustments4 - - - (965) - - (965) - Operating Earnings $ 12,551 $ 16,901 $ 45,251 $ 123,836 $ 32,234 $ 28,629 $ 30,294 $ 4,134 1 Loss on sale of disposed branch assets for the three months ended June 30, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income. 2 Lease exit costs, net for the year ended December 31, 2018 includes a $1.5 million consent fee and $240 thousand in professional services paid in January 2018 to separately assign and sublease two of our branch leases that we ceased using in 2017, partially offset by the reversal of the corresponding assigned lease cease-use liability totaling $669 thousand. 3 Other M&A tax items of $829 thousand, $406 thousand and $277 thousand recorded during the three months ended December 31, 2019, September 30, 2019, and June 30, 2019, respectively, relate to permanent tax expense recognized by the Company as a result of deduction limitations on compensation paid to covered employees in excess of the 162(m) limitation directly due to change-in-control payments made to covered employees in connection with the Green acquisition. 4 Discrete tax adjustments of $965 thousand were recorded during the fourth quarter of 2019 primarily due to the Company recording a next tax benefit of $1.6 million as a result of the Company settling an audit with the IRS. The Company released an uncertain tax position reserve that was assumed in the Green acquisition resulting in a $2.2 million tax benefit, offset by tax expense totaling $598 thousand that were recorded due to the Tax Cuts and Jobs Act rate change on deferred tax assets resulting from the IRS audit settlement. The net IRS settlement was offset by various discrete, non-recurring tax expenses totaling $0.6 million. A discrete tax benefit of $1,799 was recorded as a result of the Company amending a prior year Green tax return to carry back a net operating loss (“NOL”) incurred by Green on January 1, 2019. The Company was allowed to carry back this NOL as a result of a provision in the CARES Act which 40 permits NOLs generated in tax years 2018, 2019 or 2020 to be carried back five years.

Reconciliation of Non-GAAP Financial Measures For the Six For the Years Ended For the Three Months Ended Months Ended ($ in thousands) Dec 31, 2016 Dec 31, 2017 Dec 31, 2018 Dec 31, 2019 June 30, 2019 Sep 30, 2019 Dec 31, 2019 Mar 31, 2020 June 30, 2020 June 30, 2020 Pre-Tax, Pre-Provision Operating Earnings Net Income $ 12,551 $ 15,152 $ 39,341 $ 90,739 $ 26,876 $ 27,405 $ 29,051 $ 4,134 $ 24,028 $ 28,162 Plus: Provision (benefit) for income taxes 6,467 13,029 10,896 25,121 7,369 7,595 8,168 (684) 3,987 3,303 Plus: Provision for Credit Losses and Unfunded Commitments 2,050 5,114 6,603 21,514 3,335 9,674 3,493 35,657 18,971 54,628 Plus: (Gain) Loss on Sale of Securities Available for Sale, net - - 42 1,852 642 - 438 - (2,879) (2,879) Plus: Loss on Sale of Disposed Branch Assets1 - - (388) 359 359 - - - - - Plus: FHLB Pre-Payment Fees - - - - - - - - 1,561 1,561 Plus: Lease Exit Costs, net2 - - 1,071 Plus: Branch Closure Expenses - - 172 Plus: One-time Issuance of Shares to All Employees - - 421 Plus: Merger and Acquisition Expenses - 2,691 5,220 38,601 5,431 1,035 918 - - - Pre-Tax, Pre-Provision Operating Earnings $ 21,068 $ 35,986 $ 63,378 $ 178,186 $ 44,012 $ 45,709 $ 42,068 $ 39,107 $ 45,668 $ 84,775 Average Total Assets $ 1,188,772 $ 1,980,968 $ 3,132,428 $ 7,957,883 $ 7,937,319 $ 8,009,377 $ 8,043,505 $ 8,125,782 $ 8,689,774 $ 8,380,947 Pre-Tax, Pre-Provision Operating Return on Average Assets2 1.77% 1.68% 2.02% 2.24% 2.22% 2.26% 2.07% 1.94% 2.11% 2.03% Average Total Assets $ 1,188,772 $ 1,980,968 $ 3,132,428 $ 7,957,883 $ 7,937,319 $ 8,009,377 $ 8,043,505 $ 8,125,782 $ 8,689,774 $ 8,380,947 Return on Average Assets3 1.06% 0.76% 1.26% 1.14% 1.36% 1.36% 1.43% 0.20% 1.11% 0.68% Operating Return on Average Assets3 1.06% 1.03% 1.45% 1.56% 1.63% 1.42% 1.49% 0.20% 0.98% 0.61% Operating Earnings Adjusted for Amortization of Core Deposit Intangibles Operating Earnings $ 12,551 $ 16,901 $ 45,251 $ 123,836 $ 32,234 $ 28,629 $ 30,294 $ 4,134 $ 21,188 $ 25,322 Adjustments: Plus: Amorization of Core Deposit Intangibles 781 397 4,060 9,830 2,451 2,451 2,451 2,451 2,451 4,902 Less: Tax Benefit at the Statutory Rate 273 139 859 2,065 515 515 515 515 515 1,030 Operating Earnings Adjusted for Amortization of Core Deposit Intangibles $ 13,059 $ 17,159 $ 48,452 $ 131,601 $ 34,170 $ 30,565 $ 32,230 $ 6,070 $ 23,124 $ 29,194 Average Tangible Common Equity Total Stockholders' Equity $ 142,580 $ 333,393 $ 509,018 $ 1,198,873 $ 1,200,632 $ 1,210,147 $ 1,197,191 $ 1,183,116 $ 1,155,798 $ 1,142,626 Adjustments: Average Goodwill (26,865) (73,657) (160,907) (369,441) (369,255) (370,224) (370,463) (370,840) (370,840) (370,840) Average Core Deposit Intangibles (1,753) (3,903) (18,005) (72,692) (73,875) (71,355) (68,913) (66,439) (64,151) (65,296) Average Tangible Common Equity $ 113,962 $ 255,833 $ 330,106 $ 756,740 $ 757,502 $ 768,568 $ 757,815 $ 745,837 $ 720,807 $ 706,490 Operating Return on Average Tangible Common Equity3 11.01% 6.61% 14.68% 17.39% 18.09% 15.78% 16.87% 3.27% 12.90% 8.31% Efficiency Ratio 55.61% 56.24% 54.92% 56.41% 51.49% 43.67% 47.12% 47.61% 46.02% 46.76% Operating Efficiency Ratio 55.61% 52.70% 49.60% 43.80% 43.66% 42.36% 45.67% 47.61% 45.74% 46.62% 1 Loss on sale of disposed branch assets for the three months ended June 30, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income. 2 Lease exit costs, net for the year ended December 31, 2018 includes a $1.5 million consent fee and $240 thousand in professional services paid in January 2018 to separately assign and 41 sublease two of our branch leases that we ceased using in 2017 offset by the reversal of the corresponding assigned lease cease-use liability totaling $669 thousand. 3 Annualized ratio.

Reconciliation of Non-GAAP Financial Measures For the Three Months Ended ($ in thousands, except for per share data) June 30, 2019 Sep 30, 2019 Dec 31, 2019 Mar 31, 2020 June 30, 2020 Operating Noninterest Income Noninterest Income $ 6,034 $ 8,430 $ 7,132 $ 7,247 $ 21,290 Plus: Loss (Gain) on Sale of Securities Available for Sale, net 642 - 438 - (2,879) Operating Noninterest Income $ 6,676 $ 8,430 $ 7,570 $ 7,247 $ 18,411 Operating Noninterest Expense Noninterest Expense $ 39,896 $ 34,630 $ 36,284 $ 35,545 $ 40,061 Plus: Loss on Sale of Disposed Branch Assets1 359 - - - - Plus: FHLB Pre-Payment Fees - - - - 1,561 Plus: Merger and Acquisition Expenses 5,431 1,035 918 - - Operating Noninterest Expense $ 34,106 $ 33,595 $ 35,366 $ 35,545 $ 38,500 Adjusted Net Interest Margin Net Interest Income $ 71,442 $ 70,874 $ 69,864 $ 67,405 $ 65,757 Less: Loan Accretion 3,592 4,201 5,582 4,455 3,134 Less: Deposit Premium Amortization 1,914 1,210 740 423 263 Adjusted Net Interest Income $ 65,936 $ 65,463 $ 63,542 $ 62,527 $ 62,360 Total Interest-Earnings Assets $ 7,160,971 $ 7,213,766 $ 7,272,568 $ 7,388,028 $ 8,001,485 Adjusted Net Interest Margin 3.69% 3.60% 3.47% 3.39% 3.13% 42 1 Loss on sale of disposed branch assets for the three months ended June 30, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.

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